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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We have issued our reports dated February 11, 2011, with respect to the consolidated balance sheet of NGL Energy Partners LP as of September 30, 2010, contained in the Registration Statement. We consent to the use of the aforementioned reports in the Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/GRANT THORNTON LLP

Tulsa, Oklahoma

February 11, 2011

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM